Exhibit 1.1

MPLX LP

as Issuer,

and

MPLX GP LLC

as General Partner,

$500,000,000 3.375% SENIOR NOTES DUE 2023

$1,250,000,000 4.000% SENIOR NOTES DUE 2028

$1,750,000,000 4.500% SENIOR NOTES DUE 2038

$1,500,000,000 4.700% SENIOR NOTES DUE 2048

$500,000,000 4.900% SENIOR NOTES DUE 2058

UNDERWRITING AGREEMENT

February 5, 2018

February 5, 2018

To the Representatives named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

MPLX LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the aggregate principal amount of its debt securities identified in Schedule I hereto (collectively, the “Securities”), to be issued under the indenture, dated as of February 12, 2015, as supplemented by the First Supplemental Indenture, dated as of February 12, 2015, the Second Supplemental Indenture, dated as of December 22, 2015, the Third Supplemental Indenture, dated as of December 22, 2015, the Fourth Supplemental Indenture, dated as of December 22, 2015, the Fifth Supplemental Indenture, dated as of December 22, 2015, the Sixth Supplemental Indenture dated as of February 10, 2017 and the Seventh Supplemental Indenture dated as of February 10, 2017 (as so supplemented, the “Base Indenture”), in each case, between the Partnership and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to one or more supplemental indentures (each, a “Supplemental Indenture”) delivered pursuant to the Base Indenture (such Supplemental Indentures, together with the Base Indenture, the “Indenture”).

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), including a prospectus relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time thereunder by the Partnership. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated August 30, 2017 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated by reference therein (the “Incorporated

Documents”). The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. “Time of Sale” means 4:45 p.m. (New York City time) on the date of this Agreement.

1. Representations and Warranties. The Partnership and MPLX GP LLC, a Delaware limited liability company (the “General Partner”), jointly and severally represent and warrant to, and agree with, you that:

(a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement under the Securities Act is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Partnership or the General Partner, threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Partnership is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Partnership has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus complied or will comply, as the case may be, when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement, as of the date hereof, complies, and the Prospectus, as of its date, will comply, and the Registration Statement and the Prospectus, as amended or supplemented, if applicable, will comply, as of the Closing Date (as defined in Section 4), in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale

Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each free writing prospectus (including any electronic roadshow), when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use therein.

(b) The Partnership is not an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Partnership has filed, or is required to file, in connection with the offering of the Securities pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(c) Each of the Partnership and the General Partner has been duly formed, is validly existing as a limited partnership or a limited liability company, as the case may be, in good standing under the laws of the State of Delaware, has the limited partnership or limited liability company, as the case may be, power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and, with respect to the General Partner, to act as the general partner of the Partnership, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the consolidated financial position or results of operations of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d) The General Partner is the sole general partner of the Partnership; the General Partner owns a general partner interest in the Partnership; such general partner interest is duly authorized by the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), and was validly issued to or acquired by the General Partner and the General Partner owns such general partner interest free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership).

(e) Each subsidiary of the Partnership which is a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X (as of December 31, 2016 (each a “Significant Subsidiary”)) (x) has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, (y) has the corporate, limited liability company, limited partnership, partnership or other entity power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and (z) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(f) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding instrument of the Partnership and the General Partner.

(g) The Partnership Agreement has been duly authorized, executed and delivered by, and is a valid and binding instrument of, the General Partner, enforceable against the General Partner in accordance with its terms, except as the enforceability thereof is subject to the effects of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

(h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Partnership, in each case enforceable against the Partnership in accordance with their respective terms, except as the enforceability thereof is subject to the effects of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing; the Securities will be entitled to the benefits of the Indenture, and the Securities and the Indenture will conform in all material respects to the respective descriptions thereof in the Time of Sale Prospectus and the Prospectus.

(i) The Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and each of the Base Indenture and each Supplemental Indenture has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and thereupon, after execution thereof by the Trustee, the Indenture will be a valid and binding instrument of the Partnership, enforceable against the Partnership in accordance with its terms, except as the enforceability thereof is subject to the effects of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

(j) The execution and delivery by the Partnership and the General Partner of, and the performance by each of the Partnership and the General Partner of its obligations under, this Agreement, the Indenture and the Securities, as applicable, will not contravene any provision of applicable law, the certificate of formation or the limited liability company agreement of the General Partner, the certificate of limited partnership or the Partnership Agreement of the Partnership or any agreement, indenture or other instrument binding upon the Partnership, the General Partner or their respective subsidiaries that is material to the Partnership and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Partnership, the General Partner or the Significant Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Partnership or the General Partner of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(k) None of the Partnership, the General Partner or any of the Partnership’s subsidiaries is in violation of its certificate of formation, certificate of limited partnership or other constitutive document or in default under any agreement, indenture or instrument, which default could reasonably be expected to have a Material Adverse Effect and no event or condition has occurred or exists which, with the giving of notice or the lapse of time or both, would result in any such violation or default which could reasonably be expected to have a Material Adverse Effect. Except as described in the Time of Sale Prospectus and the Prospectus, none of the Partnership, the General Partner or any of the Partnership’s subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could reasonably be expected to have a Material Adverse Effect.

(l) There has not occurred any material adverse change, or any development involving a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus.

(m) There are no legal or governmental investigations or proceedings pending or, to the knowledge of the Partnership or the General Partner, threatened to which the Partnership, the General Partner or any of the Partnership’s subsidiaries is a party or to which any of the properties of the Partnership, the General Partner or any of the Partnership’s subsidiaries is subject, that would be required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that would be required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) To the Partnership’s and the General Partner’s knowledge, PricewaterhouseCoopers LLP, who has certified the financial statements of the Partnership and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent public accountant with respect to the Partnership within the meaning of the Securities Act.

(o) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) Neither the Partnership nor the General Partner is, nor immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) The Partnership and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (with respect to hazardous or toxic substances) or the environment, including with respect to releases of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) possess all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) None of the Partnership, the General Partner or any of the Partnership’s subsidiaries or, to the knowledge of the Partnership or the General Partner, any director, officer, agent, employee or affiliate of the Partnership or the General Partner or any of the Partnership’s subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other jurisdiction in which the Partnership or the General Partner and the Partnership’s subsidiaries conduct business, or the rules and regulations thereunder; and the Partnership, the General Partner and the Partnership’s subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010, each as may be amended, or similar law of any other jurisdiction in which the Partnership, the General Partner and the Partnership’s subsidiaries conduct business, or the rules and regulations thereunder.

(s) The operations of the Partnership, General Partner and the Partnership’s subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership, the General Partner and the Partnership’s subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership, the General Partner or any of the Partnership’s subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership or the General Partner, threatened.

(t) (i) None of the Partnership, the General Partner or any of the Partnership’s subsidiaries, or to the Partnership’s or General Partner’s knowledge, any director, officer, employee, agent, affiliate or representative of the Partnership or the General Partner or any of the Partnership’s subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) Neither the Partnership nor the General Partner will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Partnership, the General Partner and the Partnership’s subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u) The Partnership and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except where the failure to file or pay could not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which adequate reserves required by U.S. GAAP have been created in the financial statements of the Partnership), and no tax deficiency has been determined adversely to the Partnership or any of its subsidiaries which has had (nor does the Partnership nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Partnership or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect (except as currently being contested in good faith and for which adequate reserves required by U.S. GAAP have been created in the financial statements of the Partnership).

(v) The Partnership and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(w) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

2. Agreements to Sell and Purchase. The Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Partnership the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price for the applicable series of Securities set forth in Schedule I hereto.

3. Public Offering. You have advised the Partnership that the Underwriters propose to make a public offering of the Securities purchased by the Underwriters hereunder as soon as practicable after the execution and delivery of this Agreement.

4. Payment and Delivery. Payment for the Securities shall be made to the Partnership in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the third business day thereafter may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

(a) The representations and warranties of the Partnership and the General Partner contained herein are true and correct on the date hereof, as of the Time of Sale and as of the Closing Date, and each of the Partnership and the General Partner shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review, with possible negative implications, of the rating accorded any of the debt securities of the Partnership by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(c) Since the respective dates as of which information is given in the Time of Sale Prospectus, there shall not have been any material change in the partnership interests in the Partnership or the long-term debt of the Partnership or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, financial position, equity or results of operations of the Partnership and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(d) The Representatives shall have received on and as of the Closing Date a certificate of an officer of the General Partner reasonably satisfactory to you with respect to the matters set forth in Sections 5(a) and 5(b) and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, financial position, equity or results of operations of the Partnership and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus.

(e) The Underwriters shall have received on the Closing Date an opinion of Jones Day, outside counsel for the Partnership and the General Partner, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion of Richards, Layton & Finger, P.a., special Delaware counsel for the Partnership and the General Partner, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(g) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(h) On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to you letters dated such dates, in form and substance reasonably satisfactory to the Underwriters and PricewaterhouseCoopers LLP, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus relating to (i) the Partnership, (ii) LOCAP LLC, (iii) LOOP LLC and (iv) Illinois Extension Pipeline Company, L.L.C.; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(i) On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to you letters dated such dates, in form and substance reasonably satisfactory to the Underwriters and Deloitte & Touche LLP, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus relating to MarkWest Energy Partners, L.P.; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(j) On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to you letters dated such dates, in form and substance reasonably satisfactory to the Underwriters and KPMG LLP, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus relating to (i) Explorer Pipeline Company, (ii) LOCAP LLC and (iii) LOOP LLC.; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(k) On the date of this Agreement and on the Closing Date, Grant Thornton LLP shall have furnished to you letters dated such dates, in form and substance reasonably satisfactory to the Underwriters and Grant Thornton LLP, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus relating to Explorer Pipeline Company; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(l) On the date of this Agreement and on the Closing Date, the Partnership shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial or accounting officer with respect to certain financial data contained in or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

6. Covenants of the Partnership and the General Partner. The Partnership and the General Partner jointly and severally covenant with each Underwriter as follows:

(a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement, a signed copy (which may be electronic) of the Registration Statement (without exhibits thereto) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) From the date hereof to the Closing Date, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and, unless such filing is required under applicable laws and regulations, not to file any such proposed amendment or supplement to which you reasonably object.

(c) From the date hereof to the Closing Date, to furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership or the General Partner and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter, the Partnership or the General Partner being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances at the time of such delivery, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the

Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that in connection therewith neither the Partnership nor the General Partner shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction.

(h) During the period beginning on the date hereof and continuing to and including the business day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Partnership which are substantially similar to the Securities.

(i) To use the net proceeds received by the Partnership from the sale of the Securities pursuant to this Agreement in the manner specified in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”.

(j) To make generally available to the Partnership’s securityholders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership, occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (including reasonable fees and expenses of the Partnership’s and the General Partner’s counsel and accountants) (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, and any taxes payable by the Partnership or the General Partner in connection therewith, (ii) incident to the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership or the General Partner (including in each case all exhibits, amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees and disbursements of counsel for the Underwriters associated therewith, which fees and expenses shall not exceed $10,000), (iv) incurred in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any Blue Sky memoranda relating to the offer and sale of the Securities and the furnishing to Underwriters of copies of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, and the Prospectus, including mailing and shipping, as herein provided, (v) payable to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, if applicable, (vi) payable to the rating agencies in connection with the rating of the Securities and (vii) incurred by the Partnership or the General Partner in connection with a “road show” presentation to potential investors. For the avoidance of doubt, except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

(l) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act on or following the date the final terms have been established for the offering of the Securities.

(m) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(n) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

7. Covenants of the Underwriters. Each Underwriter covenants with the Partnership and the General Partner not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed thereunder, but for the action of such Underwriter.

8. Indemnity and Contribution. (a) The Partnership and the General Partner agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any out-of-pocket legal fees or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act including any electronic roadshow, any Partnership or General Partner information that the Partnership or the General Partner has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership or the General Partner by any Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership and the General Partner and their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Partnership or the General Partner within the meaning of either

Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership and the General Partner to such Underwriter, but only to the extent that such untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus including any electronic roadshow, or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Partnership or the General Partner by such Underwriter through you expressly for use therein; and will reimburse the Partnership and the General Partner for any out-of-pocket legal fees or other expense reasonably incurred by the Partnership or the General Partner in connection with investigating or defending any such action or claim.

(c) In case any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 1(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Partnership and the General Partner, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 1(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the General Partner on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 1(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 1(d)(i) above but also the relative fault of the Partnership and the General Partner on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the General Partner on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Partnership and the General Partner and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Partnership and the General Partner on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership and the General Partner or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Partnership and the General Partner and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 1(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 1(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations and warranties of the Partnership and the General Partner contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or by or on behalf of the Partnership, the General Partner, their respective officers or directors or any person controlling the Partnership or the General Partner and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, (b) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York State authorities or (d) there shall have occurred (i) any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis or (ii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (d), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements reasonably satisfactory to the Representatives, the Partnership and the General Partner for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Partnership or the General Partner. In any such case either the Representatives, the Partnership or the General Partner shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Partnership or the General Partner to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership or the General Partner shall be unable to perform its obligations under this Agreement other than due to a default by the Underwriters, the Partnership and the General Partner will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement represents the entire agreement between the Partnership, the General Partner and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) Each of the Partnership and the General Partner acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Partnership, the General Partner or any other person, (ii) the Underwriters owe the Partnership, or the General Partner only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Partnership and the General Partner. Each of the Partnership and the General Partner waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you c/o the Representatives at the addresses set forth in Schedule I hereto; and if to the Partnership or the General Partner shall be delivered, mailed or sent to their respective address set forth in Schedule I hereto.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Waiver of Trial by Jury. Each of the Partnership and the General Partner (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Very truly yours,

MPLX LP,

by: MPLX GP LLC, as General Partner

by:	/s/Pamela K.M Beall
Name: Pamela K.M. Beall
Title: Executive Vice President and Chief Financial Officer

MPLX GP LLC,

by:	/s/Pamela K.M Beall
Name: Pamela K.M. Beall
Title: Executive Vice President and Chief Financial Officer

Accepted as of the date hereof

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Barclays Capital Inc.

Mizuho Securities USA LLC

J.P. Morgan Securities LLC

MUFG Securities Americas Inc.

Wells Fargo Securities, LLC

Acting severally on behalf of themselves

    and the several Underwriters named

    in Schedule II hereto

[signature pages follow]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

by:	/s/Keith Harman
Name: Keith Harman
Title: Managing Director

BARCLAYS CAPITAL INC.,

by:	/s/Andrew Pocius
Name: Andrew Pocius
Title: Managing Director

MIZUHO SECURITIES USA LLC,

by:	/s/Okwudiri Onyedum
Name: Okwudiri Onyedum
Title: Managing Director

J.P. MORGAN SECURITIES LLC,

by:	/s/Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

MUFG SECURITIES AMERICAS INC.,

by:	/s/Richard Testa
Name: Richard Testa
Title: Managing Director

WELLS FARGO SECURITIES, LLC,

by:	/s/Carolyn Hurley
Name: Carolyn Hurley
Title: Director

SCHEDULE I

Representatives:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Mizuho Securities USA LLC J.P. Morgan Securities LLC MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Indenture:	Indenture dated as of February 12, 2015 between the Partnership and the Trustee, as supplemented by the Supplemental Indentures

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Registration Statement File No.:	333-220267

Time of Sale Prospectus:

1.  Prospectus dated August 30, 2017 relating to the Shelf Securities

2.  Preliminary Prospectus Supplement dated February 5, 2018, relating to the Securities

3.  Pricing Term Sheet Free Writing Prospectus dated February 5, 2018

4.  Other free writing prospectuses filed by the Partnership under Rule 433(d) of the Securities Act

Closing Date and Time:	February 8, 2018 10:00 a.m.

Closing Location:	Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019

Address for Notices to Underwriters:	Merrill Lynch, Pierce, Fenner & Smith Incorporated 50 Rockefeller Plaza NY1-050-12-01 New York, NY 10020 Facsimile: (646) 855-5958 Attention: High Grade Transaction Management/Legal

Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019 Facsimile: (646) 834-8133 Attention: Syndicate Registration

Mizuho Securities USA LLC 320 Park Avenue—12th Floor New York, NY 10022 Facsimile: (212) 205-7812 Attention: Debt Capital Markets

J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179 Facsimile: (212) 834-6081 Attention: Investment Grade Syndicate Desk – 3rd floor

MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, NY 10020 Facsimile: (646) 434-3455 Attention: Capital Markets Group

Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, NC 28202 Facsimile: (704) 410-0326 Attention: Transaction Management

Address for Notices to the Partnership:	MPLX LP c/o MPLX GP LLC 200 E. Hardin St. Findlay, Ohio 45840 Facsimile: (419) 421-3951 Attention: Chief Financial Officer

With a copy to: MPLX LP c/o MPLX GP LLC 200 E. Hardin St. Findlay, Ohio 45840 Facsimile: (419) 421-3124 Attention: General Counsel

Address for Notices to the General Partner:

MPLX GP LLC

200 E. Hardin St.

Findlay, Ohio 45840

Facsimile: (419) 421-3951

Attention: Chief Financial Officer

With a copy to:

MPLX GP LLC

200 E. Hardin St.

Findlay, Ohio 45840

Facsimile: (419) 421-3124

Attention: General Counsel

Terms applicable to the 3.375% Senior Notes due 2023 (the “2023 Securities”)

Aggregate Principal Amount:	$500,000,000

Purchase Price:	99.331% of the Aggregate Principal Amount plus accrued interest, if any, from February 8, 2018

Maturity:	March 15, 2023

Interest Rate:	3.375%

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2018

Terms applicable to the 4.000% Senior Notes due 2028 (the “2028 Securities”)

Aggregate Principal Amount:	$1,250,000,000

Purchase Price:	98.901% of the Aggregate Principal Amount plus accrued interest, if any, from February 8, 2018

Maturity:	March 15, 2028

Interest Rate:	4.000%

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2018

Terms applicable to the 4.500% Senior Notes due 2038 (the “2038 Securities”)

Aggregate Principal Amount:	$1,750,000,000

Purchase Price:	98.061% of the Aggregate Principal Amount plus accrued interest, if any, from February 8, 2018

Maturity:	April 15, 2038

Interest Rate:	4.500%

Interest Payment Dates:	April 15 and October 15, commencing October 15, 2018

Terms applicable to the 4.700% Senior Notes due 2048 (the “2048 Securities”)

Aggregate Principal Amount:	$1,500,000,000

Purchase Price:	98.473% of the Aggregate Principal Amount plus accrued interest, if any, from February 8, 2018

Maturity:	April 15, 2048

Interest Rate:	4.700%

Interest Payment Dates:	April 15 and October 15, commencing October 15, 2018

Terms applicable to the 4.900% Senior Notes due 2058 (the “2058 Securities”)

Aggregate Principal Amount:	$500,000,000

Purchase Price:	98.289% of the Aggregate Principal Amount plus accrued interest, if any, from February 8, 2018

Maturity:	April 15, 2058

Interest Rate:	4.900%

Interest Payment Dates:	April 15 and October 15, commencing October 15, 2018

SCHEDULE II

Underwriter	Principal Amount of 2023 Securities to be Purchased	Principal Amount of 2028 Securities to be Purchased	Principal Amount of 2038 Securities to be Purchased	Principal Amount of 2048 Securities to be Purchased	Principal Amount of 2058 Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$52,500,000	$131,250,000	$183,750,000	$157,500,000	$52,500,000
Barclays Capital Inc.	$52,500,000	$131,250,000	$183,750,000	$157,500,000	$52,500,000
Mizuho Securities USA LLC	$52,500,000	$131,250,000	$183,750,000	$157,500,000	$52,500,000
J.P. Morgan Securities LLC	$52,500,000	$131,250,000	$183,750,000	$157,500,000	$52,500,000
MUFG Securities Americas Inc.	$52,500,000	$131,250,000	$183,750,000	$157,500,000	$52,500,000
Wells Fargo Securities, LLC	$52,500,000	$131,250,000	$183,750,000	$157,500,000	$52,500,000
Citigroup Global Markets Inc.	$25,000,000	$62,500,000	$87,500,000	$75,000,000	$25,000,000
RBC Capital Markets, LLC	$25,000,000	$62,500,000	$87,500,000	$75,000,000	$25,000,000
BNP Paribas Securities Corp.	$11,250,000	$28,125,000	$39,375,000	$33,750,000	$11,250,000
Goldman Sachs & Co. LLC	$11,250,000	$28,125,000	$39,375,000	$33,750,000	$11,250,000
PNC Capital Markets LLC	$11,250,000	$28,125,000	$39,375,000	$33,750,000	$11,250,000
Scotia Capital (USA) Inc.	$11,250,000	$28,125,000	$39,375,000	$33,750,000	$11,250,000
SunTrust Robinson Humphrey, Inc.	$11,250,000	$28,125,000	$39,375,000	$33,750,000	$11,250,000
TD Securities (USA) LLC	$11,250,000	$28,125,000	$39,375,000	$33,750,000	$11,250,000
UBS Securities LLC	$11,250,000	$28,125,000	$39,375,000	$33,750,000	$11,250,000
U.S. Bancorp Investments, Inc.	$11,250,000	$28,125,000	$39,375,000	$33,750,000	$11,250,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$7,500,000	$18,750,000	$26,250,000	$22,500,000	$7,500,000
Comerica Securities, Inc.	$7,500,000	$18,750,000	$26,250,000	$22,500,000	$7,500,000
Fifth Third Securities, Inc.	$7,500,000	$18,750,000	$26,250,000	$22,500,000	$7,500,000
The Huntington Investment Company	$7,500,000	$18,750,000	$26,250,000	$22,500,000	$7,500,000
BNY Mellon Capital Markets, LLC	$5,000,000	$12,500,000	$17,500,000	$15,000,000	$5,000,000
Loop Capital Markets LLC	$5,000,000	$12,500,000	$17,500,000	$15,000,000	$5,000,000
The Williams Capital Group, L.P.	$5,000,000	$12,500,000	$17,500,000	$15,000,000	$5,000,000
Total	$500,000,000	$1,250,000,000	$1,750,000,000	$1,500,000,000	$500,000,000